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                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the common stock, par value $1.00 per share, of Phillips-Van Heusen Corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

February 12, 2003

                      APAX PARTNERS EUROPE MANAGERS LIMITED


                      By: /s/ Clive Sherling
                          ------------------------------------------------------
                               Name:    Clive Sherling
                               Title:   Managing Director



                      APAX EUROPE V GP CO. LIMITED



                      By: /s/ Constance A. E. Helyar
                          ------------------------------------------------------
                               Name:    Constance A. E. Helyar
                               Title:   Managing Director



                      APAX MANAGERS, INC.


                      By: /s/ David Landau
                          ------------------------------------------------------
                               Name:    David Landau
                               Title:   Vice President